                                    FORM 8-K/A

                             AMENDMENT TO CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): November 16, 1998



                                 METALLURG, INC.
             (Exact Name of Registrant as Specified in its Charter)



    Delaware                                                  13-1661467
(State or Other                                              (IRS Employer
Jurisdiction of                                         Identification Number)
Incorporation)



                               6 East 43rd Street
                            New York, New York 10017
               (Address of Principal Executive Offices)(Zip Code)



               Registrant's telephone number, including area code:
                                  (212)835-0200



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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         (a), (b) On November 16, 1998, Metallurg, Inc. replaced its independent certifying accountants, Deloitte & Touche LLP, with PricewaterhouseCoopers LLP. Deloitte & Touche LLP did not resign as Metallurg, Inc.'s independent certifying accountants. The decision to change accountants was recommended and approved by the board of directors of Metallurg, Inc. based upon an interview process in order to select one accounting firm to represent both Metallurg, Inc. and its parent, Metallurg Holdings, Inc. Deloitte & Touche LLP's reports on Metallurg, Inc.'s financial statements for each of the past two years did not contain an adverse opinion or a disclaimer of opinion and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles, although the report with regard to the financial statements for the 1996 fiscal year contained an explanatory note relating to Metallurg, Inc.'s bankruptcy and a paragraph discussing a change in accounting principles resulting from the bankruptcy, and the report with regard to the financial statements for the 1997 fiscal year contained an explanatory note relating to the April 1997 confirmation of Metallurg, Inc.'s plan of reorganization and a paragraph discussing a change in accounting principles resulting from the reorganization. During Metallurg, Inc.'s two most recent fiscal years and all interim periods preceding the date of the change in accountants, there were no disagreements between Metallurg, Inc. and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

ITEM 5.  OTHER EVENTS

         Effective as of August 10, 1998, Nils Kindwall was appointed as a director of Metallurg, Inc. and effective as of November 20, 1998, Samuel A. Plum and Jack L. Messman were appointed as directors of Metallurg, Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)       Exhibits.

         (16)      Letter re change in certifying accountant.*


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* Filed with Current Report on Form 8-K, dated November 16, 1998.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            METALLURG, INC.


Date:  November 25, 1998                    By:  /s/ Barry C. Nuss
                                                ------------------------------
                                            Name: Barry C. Nuss
                                            Title: Vice President, Finance and
                                                   Chief Financial Officer


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